Exhibit 1.2

PRICING AGREEMENT

November 6, 2017

Citigroup Global Markets Inc.

388 Greenwich Street

New York, NY 10013

Deutsche Bank Securities Inc.

60 Wall Street

New York, NY 10005

Merrill Lynch, Pierce, Fenner & Smith

                     Incorporated

One Bryant Park

New York, NY 10036

Ladies and Gentlemen:

Corning Incorporated, a New York corporation (the “Company”), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated November 6, 2017 (the “Underwriting Agreement”), to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) the Securities specified in Schedule II hereto (the “Designated Securities” ). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty that refers to the Pricing Disclosure Package or the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Pricing Disclosure Package or Prospectus, and also a representation and warranty as of the date of this Pricing Agreement in relation to the Pricing Disclosure Package or the Prospectus as amended or supplemented relating to the Designated Securities which are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Designated Securities pursuant to Section 12 of the Underwriting Agreement and the address of the Representatives referred to in such Section 12 are set forth at the end of Schedule II hereto.

An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to the Underwriters, and the Underwriters agree to purchase from the Company, severally and not jointly, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, as applicable, the principal amount of Securities set forth opposite the name of such Underwriters in Schedule I hereto.

If the foregoing is in accordance with your understanding, please sign and return to us three counterparts hereof, and upon acceptance hereof by you, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between you and the Company.

Very truly yours,

CORNING INCORPORATED

By	/s/ Stephen C. Propper
Name: Stephen C. Propper
Title: Vice President and Treasurer

Accepted as of the date hereof:

CITIGROUP GLOBAL MARKETS INC.

By	/s/ Adam D. Bordner
Name: Adam D. Bordner
Title: Vice President

[Signature Page to Pricing Agreement]

Accepted as of the date hereof:

DEUTSCHE BANK SECURITIES INC.

By	/s/ John C. McCabe
Name: John C. McCabe
Title: Managing Director

By	/s/ Anguel Zaprianov
Name: Anguel Zaprianov
Title: Managing Director

[Signature Page to Pricing Agreement]

Accepted as of the date hereof:

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By	/s/ Keith Harman
Name: Keith Harman
Title: Managing Director

[Signature Page to Pricing Agreement]

SCHEDULE I

Underwriter	Principal Amount of 4.375% Notes due 2057 to be Purchased
Citigroup Global Markets Inc.	$187,500,000
Deutsche Bank Securities Inc.	187,500,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	187,500,000
J.P. Morgan Securities LLC	75,000,000
Goldman Sachs & Co. LLC	18,750,000
HSBC Securities (USA) Inc.	18,750,000
MUFG Securities Americas Inc.	18,750,000
SMBC Nikko Securities America, Inc.	18,750,000
Standard Chartered Bank	18,750,000
Wells Fargo Securities, LLC	18,750,000

Total	$750,000,000

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SCHEDULE II

Title of Designated Securities	4.375% Notes due 2057 (the “2057 Notes”)

Aggregate Principal Amount	$750,000,000

Price to Public	99.962%

Purchase Price by Underwriters	99.087%

Specified Funds for Payment of Purchase Price	Federal (same-day) funds

Indenture	Indenture, dated as of November 8, 2000, between Corning Incorporated and The Bank of New York Mellon Trust Company, N.A. (successor to JPMorgan Chase Bank, N.A., formerly The Chase Manhattan Bank), as Trustee

Maturity	November 15, 2057

Interest Rate	4.375%

Interest Payment Dates	Each May 15 and November 15, commencing on May 15, 2018

Sinking Fund Provisions	None

Defeasance Provisions	The 2057 Notes are subject to the Company’s ability to choose “full defeasance” or “covenant defeasance” as described in the preliminary prospectus supplement.

Applicable Time	3:00 p.m. (New York City time) on November 6, 2017

Time of Delivery	9:00 a.m. (New York City time) on November 13, 2017

Closing Location	Sullivan & Cromwell LLP 125 Broad Street New York, NY 10004

Delayed Delivery	n/a

Names and Addresses of Representatives

Citigroup Global Markets Inc.

388 Greenwich Street

New York, NY 10013

Deutsche Bank Securities Inc.

60 Wall Street

New York, NY 10005

Merrill Lynch, Pierce, Fenner & Smith

                     Incorporated

One Bryant Park

New York, NY 10036

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Designated Representatives

Citigroup Global Markets Inc.

388 Greenwich Street

New York, NY 10013

Deutsche Bank Securities Inc.

60 Wall Street

New York, NY 10005

Merrill Lynch, Pierce, Fenner & Smith

                     Incorporated

One Bryant Park

New York, NY 10036

Address for Notices, etc.

Citigroup Global Markets Inc.

388 Greenwich Street

New York, NY 10013

Attention: General Counsel

Facsimile: 646-291-1469

Deutsche Bank Securities Inc.

60 Wall Street

New York, NY 10005

United States of America

Attention: Debt Capital Markets Syndicate, with a copy to General Counsel

Fax: +1 646-374-1071

Merrill Lynch, Pierce, Fenner & Smith

                     Incorporated

50 Rockefeller Plaza

NY1-050-12-01

New York, NY 10020

Attention: High Grade Transaction Management/Legal

Facsimile: (646) 855-5958

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SCHEDULE III

Documents in Pricing Disclosure Package:

(a) Issuer Free Writing Prospectus:

•	Final term sheet substantially in the form set forth in Schedule IV hereto, as filed with the Commission pursuant to Rule 433 and dated November 6, 2017.

(b) Additional Information in Pricing Disclosure Package:

None.

(c) Additional Documents Incorporated by Reference:

None.

Additional Issuer Free Writing Prospectus Not in Pricing Disclosure Package:

Roadshow Presentation relating to the Company and Designated Securities, released October 30, 2017

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SCHEDULE IV

Filed Pursuant to Rule 433

Registration No. 333-201584

Supplementing the Preliminary Prospectus

Supplement dated November 6, 2017

(To a Prospectus dated January 16, 2015)

PRICING TERM SHEET

November 6, 2017

Issuer:	Corning Incorporated
Expected Ratings (Moody’s/S&P)*:	[Reserved]
Trade Date:	November 6, 2017
Settlement Date (T+5)**:	November 13, 2017

Security:	4.375% Notes due 2057 (the “2057 Notes”)
Principal Amount:	$750,000,000
Maturity Date:	November 15, 2057
Benchmark Treasury:	3.000% notes due May 15, 2047
Benchmark Treasury Price and Yield:	104-02; 2.797%
Spread to Benchmark Treasury:	T+ 158 bps
Yield to Maturity:	4.377%
Coupon:	4.375%
Price to Public:	99.962%
Interest Payment Dates:	Semi-annually on May 15 and November 15, commencing May 15, 2018
Record Dates:	May 1 and November 1 of each year
Optional Redemption:	The 2057 Notes will be redeemable in whole at any time or in part from time to time, at the option of the Company. If the Company redeems the 2057 Notes more than 180 days prior to their scheduled maturity date, the redemption price will be equal to the greater of (i) 100% of the principal amount of the 2057 Notes to be redeemed; or (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the 2057 Notes to be redeemed discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the then current Treasury Rate plus 25 basis points. If the Company redeems the 2057 Notes on or after the date that is 180 days prior to the scheduled maturity date of the 2057 Notes, the redemption price will be equal to 100% of the principal amount of the 2057 Notes to be redeemed. In any redemption, the Company will pay accrued and unpaid interest on the principal amount to be redeemed to but not including the date of redemption.
CUSIP / ISIN:	219350BF1 / US219350BF12

Joint Book-Running Managers:	Citigroup Global Markets Inc. Deutsche Bank Securities Inc. Merrill Lynch, Pierce, Fenner & Smith Incorporated J.P. Morgan Securities LLC

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Co-Managers:	Goldman Sachs & Co. LLC HSBC Securities (USA) Inc. MUFG Securities Americas Inc. SMBC Nikko Securities America, Inc. Standard Chartered Bank Wells Fargo Securities, LLC

*Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

** We expect that delivery of the notes will be made against payment therefor on or about November 13, 2017, which is the fifth business day following the date of this pricing term sheet (such settlement cycle being referred to as “T+5”). Under Rule 15c6-1 of the SEC under the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in two business days unless the parties to such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes earlier than the second business day before November 13, 2017 will be required, by virtue of the fact that the notes initially will settle T+5, to specify an alternative settlement cycle at the time of any such trade to prevent failed settlement, and so should consult their own advisors.

The issuer has filed a registration statement (including a prospectus and the preliminary prospectus supplement relating to the securities described above) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and the preliminary prospectus supplement relating to the securities described above in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Citigroup Global Markets Inc. toll free at 1-800-831-9146, Deutsche Bank Securities Inc. toll free at 1-800-503-4611 or by calling Merrill Lynch, Pierce, Fenner & Smith Incorporated toll free at 1-800-294-1322.

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